Exhibit 10.2

AMENDMENT TO DELAYED DRAW PROMISSORY NOTE

This Amendment to the Delayed Draw Promissory Note (this “Amendment”) is made as of the 8th day of August, 2023, by and between 26 Capital Acquisition Corp., a Delaware corporation (the “Maker”), and 26 Capital Holdings LLC (the “Payee”).

WHEREAS, the Maker and the Payee are parties to that certain Delayed Draw Promissory Note, dated as of June 29, 2023 (the “Original Note” and, as amended by this Amendment, the “Note”);

WHEREAS, as of the date hereof, the Maker has made draw requests, and the Payee has funded all such draw requests, under the Line of Credit in the aggregate amount of $1,300,000; and

WHEREAS, the undersigned parties desire to enter into this Amendment to terminate any remaining available amounts to be drawn under Original Note, and thereby reduce the Maximum amount from $2,000,000 to $1,300,000.

NOW THEREFORE, in consideration of the foregoing premises and of the mutual promises and covenants set forth below, the adequacy of which are hereby acknowledged, the undersigned parties hereby agree to amend the Original Note as follows:

1.                   The parties hereby agree to terminate the remaining unfunded Line of Credit, and in connection therewith, the parties agree that Section 1 of the Original Note is hereby amended to replace the reference to “$2,000,000” to “$1,300,000”, and the parties further agree to any additional conforming changes to the Original Note necessary to effectuate the foregoing, including, without limitation, all references to a $2,000,000 Maximum Principal Amount shall now be a $1,300,000 Maximum Principal Amount. The parties acknowledge and agree that no further borrowings may be made under the Note.

2.                   Except as expressly provided in this Amendment, all of the terms and provisions in the Original Note are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein, and this Amendment does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Original Note, or any other right, remedy, power or privilege of any party to the Original Note, except as expressly set forth herein with respect to terminating the remaining unfunded Line of Credit. The Original Note, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter of the Original Note, and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter. The terms of this Amendment shall be interpreted, enforced, governed by and construed in a manner consistent with the provisions of the Original Note. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Original Note.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

26 CAPITAL ACQUISITION CORP., as Maker

By:
Name:	John K. Lewis
Title:	Chief Financial Officer

26 CAPITAL HOLDINGS LLC, as Payee

By:
Name:	Jason Ader
Title:	Managing Member